PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED JULY 25, 1997)

                              2,300,000 Securities
                             Apple South Financing I
                   $3.50 Term Convertible Securities, Series A
                                  ("TECONS") (SM)
       (Liquidation preference $50 per security) fully and unconditionally guaranteed by, and convertible into Common Stock of,

                   Avado Brands, Inc. (fka Apple South, Inc.)

     The Prospectus, dated July 25, 1997 (the "Prospectus"), relating to the offering for resale of up to 2,300,000 $3.50 Term Convertible Securities, Series A (the "TECONS"), liquidation preference $50 per security, issued by Apple South Financing I, a statutory business trust created under the laws of the State of Delaware, which were issued and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, is hereby supplemented as set forth below.

     The table on pages 54 and 55 of the Prospectus (the "Table of Selling Holders"), which sets forth information with respect to the Selling Holders (as defined in the Prospectus) and the respective number of TECONS beneficially owned by each Selling Holder that may be offered for resale pursuant to the Prospectus is hereby supplemented as follows:

     1) "MFS Series Trust II: MFS Emerging Growth Fund (Outfit & Co.)." is added to the Table of Selling Holders with the number of TECONS owned of 100,000.




           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER 03, 2001